Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. of:
•	our reports dated September 29, 2008, relating to the consolidated financial statements and consolidated financial statement schedules of Ferrellgas Partners, L.P. and subsidiaries and Ferrellgas, L.P., and the effectiveness of Ferrellgas Partners, L.P.’s and Ferrellgas, L.P.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the year ended July 31, 2008; and

•	our reports dated September 29, 2008, relating to the financial statements of Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp. appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the year ended July 31, 2008; and

•	our report dated October 22, 2008, relating to the consolidated financial statements of Ferrellgas, Inc. and subsidiaries for the year ended July 31, 2008 appearing in the Current Report on Form 8-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. dated December 9, 2008.
We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
March 6, 2009